Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2020, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-236332) and related Prospectus of Conatus Pharmaceuticals Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

March 30, 2020